UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  11/18/2004

American Campus Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-32265

MD	760753089
(State or Other Jurisdiction Of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

805 Las Cimas Parkway Suite 400
Austin, TX 78746
(Address of Principal Executive Offices, Including Zip Code)

512-732-1000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01.    Other Events

On November 18, 2004, American Campus Communities, Inc., a Maryland corporation, through a wholly owned subsidiary of its operating partnership, received formal notice from California State University San Bernardino that the University received approval from their Board of Trustees on November 17, 2004 and is exercising their option to purchase University Village at San Bernardino for the option price of $28,250,000. The University has stated their intent to close the transaction on or about December 31, 2004. The purchase price of approximately $59,000 per bed represents an approximate cap rate of 6.5 percent on the property's projected net operating income for the 2004/2005 academic year.

The press release is furnished pursuant to Item 8.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934 (the "Exchange Act"), or subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

American Campus Communities, Inc.

Date: November 24, 2004.	By:	/s/ Mark J. Hager
Mark J. Hager
Executive Vice President, Chief Financial and Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release Dated November 24, 2004